Ex. 23(d)(1)(a)

                   SUPPLEMENT TO INVESTMENT ADVISORY AGREEMENT

                               BRAZOS MUTUAL FUNDS

                           BRAZOS SMALL CAP PORTFOLIO



     This agreement supplements the Investment Advisory Agreement (the "Agreement") between Brazos Mutual Funds (the "Funds") and John McStay Investment Counsel, L.P. ("JMIC"), the investment advisor to the Funds, dated October 14, 1999.

     Effective on January 1 2005, JMIC changed its name to Brazos Capital Management, L.P. As a result, references to JMIC in the Agreement hereby are replaced with Brazos Capital Management, L.P.






                                        BRAZOS MUTUAL FUNDS



                                        By: /s/ Wayne G. Willems
                                           --------------------------
                                                Title: President




                                        BRAZOS CAPITAL MANAGEMENT, L.P.



                                        By: /s/ Benjamin C. Bell, Jr.
                                           --------------------------
                                                Title: President